UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 13, 2016

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
In order to further align our executive officers’ compensation with our performance, on October 13, 2016, Ashford Hospitality Trust, Inc. (the “Company”) adopted and approved an amendment and restatement to each of the Company’s Performance Stock Unit Award Agreement (the “Original PSU Agreement” and, as amended and restated, the “Amended PSU Agreement”) and the Company’s Performance LTIP Unit Award Agreement (the “Original LTIP Agreement” and, as amended and restated, the “Amended LTIP Agreement”). The Amended LTIP Agreement replaces the Original LTIP Agreement under which LTIP units (as defined in the Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership) were granted to certain officers on March 31, 2016. The Amended PSU Agreement and the Amended LTIP Agreement (together, the “Amended Agreements”) modified certain provisions of the Original PSU Agreement and the Original LTIP Agreement (together, the “Original Agreements”), respectively, and do not represent a grant of new awards.
Pursuant to the Amended PSU Agreement, the Performance Stock Units (“PSUs”) will be settled in shares of common stock of the Company if and when the applicable vesting criteria have been achieved following the end of the performance period, which began on January 1, 2016 and ends on December 31, 2018 (the “Performance Period”), unless shortened pursuant to the Amended PSU Agreement. Pursuant to the Amended LTIP Agreement, the performance LTIP units will be settled in LTIP units of the Company’s operating partnership if and when the applicable vesting criteria have been achieved following the end of the Performance Period, unless shortened pursuant to the Amended LTIP Agreement. The Company amended each of the Original Agreements to provide, among other things, as follows:

•
The definition of “Termination of Service” has been modified. Under the Amended PSU Agreement, “Termination of Service” means participant’s termination of service or employment with the Company in a manner that constitutes a “separation from services” with the Company pursuant to the regulations under Section 409A of the Internal Revenue Code of 1986, as amended. Under the Amended LTIP Agreement, “Termination of Service” means the participant’s termination of service or employment with the Company for any reason.

•
In the event of a change of control of the Company, the number of PSUs and LTIPs that vest will be based on actual Company performance (for the shortened performance period) rather than based on target performance as in the Original Agreements. In addition, if a change in control of Ashford Inc. (“Advisor”) causes accelerated vesting under an employment agreement, such vesting will be based on actual performance as well unless otherwise addressed in the employment agreement.

•
In the event of the participant’s Involuntary Termination or the death or disability of a participant, the number of PSUs and LTIPs that vest will be the greater of actual performance (for the shortened performance period) and target performance, rather than based on target performance as in the Original Agreements. In addition, if a termination causes accelerated vesting under an employment agreement, such vesting will be based on the greater of actual performance and target performance as well unless otherwise addressed in the employment agreement.

Furthermore, the Company amended the Original PSU Agreement to clarify that the grant of PSUs will be made in connection with the participant’s service to the Company only and not to Advisor and/or their respective affiliates.
The foregoing summary does not purport to be complete and is qualified in its entirety by the terms of each of the Amended PSU Agreement and the Amended LTIP Agreement, respectively.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2016

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel